EXHIBIT 99.1

Arbutus Reacquires Greater China Rights to Imdusiran and Announces Scientific Advisory Board with Late-Stage Clinical Focus

Qilu Pharmaceutical and Arbutus mutually agree to conclude strategic partnership for imdusiran in Greater China

Drs. Jordan Feld, Ed Gane, Anna Lok, Mark Sulkowski and Man-Fung Yuen
join Arbutus Scientific Advisory Board

WARMINSTER, Pa., June 25, 2025 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS) (“Arbutus” or the “Company”), a clinical-stage biopharmaceutical company focused on infectious disease, today announced that it has reacquired China rights to its lead compound, imdusiran, from Qilu Pharmaceutical, one of the leading pharmaceutical companies in China. The parties have mutually agreed to conclude the strategic partnership entered into in 2021 for development, manufacturing and commercialization of imdusiran in mainland China, Hong Kong, Macau and Taiwan markets.

“I would like to express our deepest thanks to the executive leadership and team at Qilu for the collaborative and fruitful partnership we have enjoyed over the last several years,” said Lindsay Androski, President and Chief Executive Officer of Arbutus. “In light of Qilu’s pipeline reprioritization efforts and Arbutus’ renewed focus on advancing our pipeline efficiently, the parties have agreed to terminate our strategic partnership for Greater China. We are thrilled to once again hold global rights for imdusiran, which to date has achieved functional cure in eight patients in combination therapy in two Phase 2a trials.”

Dr. Weikang Tao, the global R&D head of Qilu Pharmaceutical commented: “We greatly appreciate the collaboration, efforts and support of both Arbutus and Qilu's project teams for the development of imdusiran in the Greater China area and we wish Arbutus every success in further advancing the development of imdusiran.”

Arbutus has also launched a new Scientific Advisory Board (SAB) consisting of globally recognized leaders in the treatment of chronic hepatitis B virus (cHBV) with extensive experience in late-stage clinical trials. SAB members will advise Arbutus on its strategic evaluation of its cHBV pipeline. Members of Arbutus’ Scientific Advisory Board include:

  Jordan J. Feld, MD, MPH, Professor of Medicine at the University of Toronto and Director of the Toronto Centre for Liver Disease at the Toronto General Hospital, where he holds the R. Phelan Chair in Translational Liver Research as a clinician-scientist and leads a large clinical and translational research program focused primarily on viral hepatitis and its complications.
  Edward J. Gane, MBChB, MD, FRACP, FAASLD, MNZM, Professor of Medicine at the University of Auckland, New Zealand; Hepatologist and Deputy Director of the New Zealand Liver Unit at Auckland City Hospital. Dr. Gane was involved in early phase development of the first oral cure for hepatitis C and is now focused on developing a finite cure for hepatitis B. He has published over 450 papers and has received many research awards including the Health Research Council Beaven and Liley Medals.
  Anna Suk-Fong Lok, MD, DSc (Hon), FAASLD, AGAF, Dame Sheila Sherlock Distinguished University Professor of Hepatology and Internal Medicine, Alice Lohrman Andrews Research Professor of Hepatology in the Department of Internal Medicine, at the University of Michigan. Dr. Lok’s research focuses on hepatitis B, and she has published more than 600 scientific articles including guidelines on hepatitis B.
  Mark Sulkowski, MD, Professor of Medicine, Senior Associate Dean for Clinical Trials, and Founding Director of the Office of Clinical Trials at the Johns Hopkins University School of Medicine. Professor Sulkowski also serves as the Director of the Division of Infectious Diseases at the Johns Hopkins Bayview Medical Center and the Medical Director of the Viral Hepatitis Center in the Divisions of Infectious Diseases and Gastroenterology/Hepatology in the Department of Medicine. Professor Sulkowski has been the principal investigator for more than 200 clinical trials on managing viral hepatitis B and C.
  Man-Fung Yuen, MBBS, MD, PhD, DSc, Chair Professor of The University of Hong Kong; Li Shu Fan Medical Foundation Professor in Medicine and Chief of the Division of Gastroenterology and Hepatology, Queen Mary Hospital, Hong Kong. Professor Yuen is a world-renowned researcher who has been leading most of the international trials examining novel agents for the treatment of chronic hepatitis B.

As previously reported, to date, across all Phase 2a clinical trials (IM-PROVE I and IM-PROVE II) conducted with imdusiran, Arbutus has reported a total of 8 patients who have been functionally cured and were able to discontinue all therapies including nucleos(t)ide analogue (NA) therapy. Two of the patients who achieved functional cure received no interferon (IFN) as part of their treatment, and seven of the eight patients had baseline hepatitis B surface antigen (HBsAg) levels less than 1000 IU/mL.

About Imdusiran (AB-729)

Imdusiran is an RNAi therapeutic specifically designed to reduce all HBV viral proteins and antigens including hepatitis B surface antigen, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to control the virus. Imdusiran targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology enabling subcutaneous delivery. To date, Arbutus has reported a total of eight patients with cHBV who have achieved functional cure following treatment with imdusiran and NA therapy in combination with either IFN or low dose nivolumab plus an immunotherapeutic. Clinical data generated thus far has shown imdusiran to be generally safe and well-tolerated, while also providing meaningful reductions in HBsAg and hepatitis B virus DNA.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 250 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2 million people in the United States suffer from chronic HBV infection. Approximately 1.1 million people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company focused on infectious disease. The company is currently developing imdusiran (AB-729) and an oral PD-1 inhibitor (AB-101) for the treatment of chronic HBV infection. The Company is also consulting closely with and supporting its exclusive licensee, Genevant Sciences, to protect and defend its intellectual property, which is the subject of on-going lawsuits against Moderna and Pfizer/BioNTech for use of Arbutus’s patented LNP technology in their COVID-19 vaccines. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about: the potential to lead to a functional cure for HBV; the potential for Arbutus’ product candidates to achieve success in clinical trials; and Arbutus’ pipeline and development plans for its cHBV programs.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: ongoing and anticipated clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Arbutus Biopharma Corporation / ir@arbutusbio.com